                                                                    Exhibit 99.1

PRESS RELEASE

     CONIHASSET CAPITAL PARTNERS, INC. ANNOUNCES INTENTION TO DEREGISTER ITS
            COMMON STOCK WITH THE SECURITIES AND EXCHANGE COMMISSION

      BOSTON,  November 9 --  Conihasset  Capital  Partners,  Inc. (OTC Bulletin
Board:  CNHA.OB)  today  announced that it intends to file a Form 15 on November
13, 2007 with the  Securities  and Exchange  Commission to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of
1934. The Company expects the  deregistration  to become effective within ninety
(90) days of the filing with the SEC.

      As a result of the filing of the Form 15, the Company's obligation to file with the SEC certain reports and forms,  including Forms 10-KSB, 10-QSB and 8-K, will  immediately  cease.  The  Company  presently  intends to  continue to make available its periodic financial  information  commencing with the period ending
September 30, 2007.  The Company  anticipates  that its shares will be traded on the Pink Sheets,  but can make no assurances  that any broker will make a market in the  Company's  common  stock.  The Pink  Sheets is a  centralized  quotation service that collects and publishes market maker quotes in real time,  primarily through its web site, http://www.pinksheets.com/.

      The Company's Board of Directors determined,  after careful consideration,
that   deregistering   is  in  the  overall  best  interests  of  the  Company's
stockholders.  Several  factors  were  considered  by the Board of  Directors in making this decision, including the following:

o  The  elimination  of  disproportionately  large  costs  associated  with  the preparation  and filing of the Company's  periodic  reports and other filings with the SEC;
o  The  elimination  of  substantial  increases in legal,  audit and other costs
   associated   with  being  a  public  company  in  light  of  new  regulations promulgated as a result of the  Sarbanes-Oxley  Act of 2002 and the SEC rules thereunder;
o  The nature and extent of current trading in the Company's common stock, which is limited;
o  The  concentration  of stock  ownership  in  relatively  few  holders  of the
   Company's common stock; and
o  The lack of analysts' coverage and minimal liquidity for the Company's common stock.

      Statements  included  in this press  release  that are not  historical  in nature  are  "forward-looking  statements"  within the  meaning  of the  Private
Securities  Litigation Reform Act of 1995 (the "1995 Act"). The words "believe,"
"expect," "anticipate," "estimate," "guidance," "target" and similar expressions
identify   forward-looking   statements.   The  Company  cautions  readers  that
forward-looking statements are subject to certain risks and uncertainties, which could cause  actual  results to differ  materially  from those  projected in the forward-looking statements.  Certain risks and uncertainties are identified from time to time in the Company's reports filed with the SEC. The Company claims the protection of the safe harbor for  forward-looking  statements  contained in the
1995 Act.

CONTACT:
Richard D. Bailey
President and Chief Executive Officer
Conihasset Capital Partners, Inc.
(617) 235-7215